                                                                    EXHIBIT 4.42

                                WARRANT AGREEMENT


                                   Dated as of

                                 March 15, 2000

                                     Between

                           TRANSTEXAS GAS CORPORATION

                                       and

                    ChaseMellon Shareholder Services, L.L.C.,

                              as the Warrant Agent




                         -----------------------------

                                  Warrants for
                             Class A Common Stock of
                           TransTexas Gas Corporation

                         -----------------------------




                                TABLE OF CONTENTS

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                                                                                                                PAGE
                                                                                                                ----

ARTICLE I - Definitions...........................................................................................1

         SECTION 1.1 Definitions..................................................................................1

         SECTION 1.2 Rules of Construction........................................................................3

ARTICLE II - Warrant Certificates.................................................................................3

         SECTION 2.1 Form of Warrant Certificates.................................................................3

         SECTION 2.2 Execution and Delivery of Warrant Certificates...............................................4

         SECTION 2.3 Loss or Mutilation...........................................................................5

ARTICLE III - Exercise Terms......................................................................................5

         SECTION 3.1 Exercise Price...............................................................................5

         SECTION 3.2 Exercise Period..............................................................................5

         SECTION 3.3 Expiration...................................................................................5

         SECTION 3.4 Manner of Exercise...........................................................................5

         SECTION 3.5  Issuance of Warrant Shares..................................................................6

         SECTION 3.6 Fractional Warrant Shares....................................................................6

         SECTION 3.7 Reservation of Warrant Shares................................................................6

         SECTION 3.8 Cancellation.................................................................................7

         SECTION 3.9 Compliance with Law..........................................................................7

ARTICLE IV - Antidilution Provisions..............................................................................8

         SECTION 4.1 Adjustment of Exercise Price and Warrant Number..............................................8

         SECTION 4.2 Adjustment for Change in Capital Stock.......................................................8

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


         SECTION 4.3 Adjustment for Rights Issue..................................................................9

         SECTION 4.4 Adjustment for Other Distributions...........................................................9

         SECTION 4.5 Adjustment for Common Stock Issue...........................................................10

         SECTION 4.6 Adjustment for Convertible Securities Issue.................................................11

         SECTION 4.7 Consideration Received......................................................................13

         SECTION 4.8 When De Minimis Adjustment May Be Deferred..................................................13

         SECTION 4.9 Adjustment to Exercise Price................................................................13

         SECTION 4.10 When No Adjustment Required................................................................14

         SECTION 4.11 Notice of Adjustment.......................................................................14

         SECTION 4.12 Voluntary Reduction........................................................................14

         SECTION 4.13 Reorganizations............................................................................14

         SECTION 4.14 Form of Warrants...........................................................................15

         SECTION 4.15 Other Dilutive Events......................................................................15

         SECTION 4.16 Miscellaneous..............................................................................15

         SECTION 4.17 Non-applicability of Article IV............................................................16

ARTICLE V - Transferability......................................................................................16

         SECTION 5.1 Transfer and Exchange.......................................................................16

         SECTION 5.2 Registration of Transfer and Exchange.......................................................17

         SECTION 5.3 Surrender of Warrant Certificates...........................................................18

ARTICLE VI - Warrant Agent.......................................................................................19

         SECTION 6.1 Appointment of Warrant Agent................................................................19
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


         SECTION 6.2 Rights and Duties of Warrant Agent..........................................................19

         SECTION 6.3 Individual Rights of Warrant Agent..........................................................20

         SECTION 6.4 Warrant Agent's Disclaimer..................................................................20

         SECTION 6.5 Compensation and Indemnity..................................................................20

         SECTION 6.6 Successor Warrant Agent.....................................................................21

ARTICLE VII - Miscellaneous......................................................................................22

         SECTION 7.1 Persons Benefitting.........................................................................22

         SECTION 7.2 Rights of Holders...........................................................................22

         SECTION 7.3 Amendment...................................................................................23

         SECTION 7.4 Notices.....................................................................................23

         SECTION 7.5 Governing Law...............................................................................24

         SECTION 7.6 Successors..................................................................................24

         SECTION 7.7 Multiple Originals..........................................................................24

         SECTION 7.8 Table of Contents...........................................................................24

         SECTION 7.9 Severability................................................................................25

         SECTION 7.10 Further Assurances.........................................................................25


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         THIS WARRANT AGREEMENT (this "Agreement"), dated as of March 15, 2000, is between TRANSTEXAS GAS CORPORATION, a Delaware corporation (together with its permitted successors and assigns, the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company, as warrant agent (together with its permitted successors and assigns, the "Warrant Agent").

         WHEREAS, a plan of reorganization under Chapter 11 of the United Sates Bankruptcy Code for the Company (the "Plan") was confirmed on February 7, 2000 by order of the United States Bankruptcy Court for the Southern District of Texas in Case No. 99-21550-C-11 and has become effective concurrently with the execution of this Agreement;

         WHEREAS, the Plan provides for the execution and delivery of this Agreement by the Company and the issuance of warrants (the "Warrants") to purchase initially 625,000 shares (the "Warrant Shares") of the Company's Class A Common Stock, $0.01 par value per share (the "Common Stock"), at an exercise price of $120 per share, on the terms and subject to the conditions set forth herein;

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuances, division, transfer, exchange, substitution and exercise of the Warrants, and the Warrant Agent is willing to so act; and

         NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Warrants (each a "Holder"):

                                    ARTICLE I
                                   Definitions

                  SECTION 1.1 Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Plan. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is controlling or controlled by or under direct or indirect common control with such specified Person, or (ii) any other Person who is a director or executive officer (A) of such Person, (B) of any subsidiary of such specified Person, or (C) of any Person described in clause (i) above. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Affiliate shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Business Day" means any day other than (i) Saturday or Sunday, (ii) or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

                  "Common Stock" has the meaning given to such term in the recitals to this Agreement.

                  "Company" has the meaning given to such term in the preamble to this Agreement.

                  "Current Market Value" per share of Common Stock or any other security at any date means, on any date of determination (a) the average of the daily closing sale prices for each of 15 trading days immediately preceding such date (or such shorter number of days during which such security has been listed or traded), if the security has been listed on the New York Stock Exchange, the American Stock Exchange or other national securities exchange or the NASDAQ National Market for at least 10 trading days prior to such date, (b) if such security is not so listed or traded, the average of the daily closing bid prices for each of the 15 trading days immediately preceding such date (or such shorter number of days during which such security had been quoted), if the security has been quoted on a national over-the-counter market for at least 10 trading days, and (c) otherwise, the value of the security most recently determined as of a date within the six months preceding such day by the Board.

                  "Definitive Warrants" has the meaning given to such term in
Section 2.1.

                  "DTC" means The Depository Trust Company.

                  "Exercise Date" has the meaning given to such term in Section 3.2.

                  "Exercise Price" has the meaning given to such term in Section 3.1.

                  "Expiration Date" has the meaning given to such term in
Section 3.2.

                  "Global Warrant" has the meaning given to such term in Section 2.1.

                  "Holders" has the meaning given to such term in the recitals to this Agreement.

                  "Issue Date" means March 15, 2000.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Treasurer of the Company.

                  "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Redeemable Stock" means, with respect to any Person, any capital stock that by its terms (or by the terms of any security into which it is convertible or exchangeable) or otherwise (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchasable at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable for indebtedness.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stock Transfer Agent" has the meaning given to such term in
Section 3.5.

                  "Voting Stock" means all classes of capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Warrant Agent" has the meaning given to such term in the Recitals.

                  "Warrant Certificates" has the meaning given to such term in
Section 2.1.

                  "Warrant Number" has the meaning given to such term in
Section 4.1

                  "Warrant Shares" means the Common Stock (and other securities) issuable upon the exercise of the Warrants.

                  "Warrants" has the meaning given to such term in the Recitals.

                  SECTION 1.2 Rules of Construction. Unless the text otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time; (iii) "or" is not exclusive; (iv) "including" means including, without limitation; (v) references to "Section" and "Article" refer to Sections and Articles of this Agreement, unless the context clearly requires otherwise; and (vi) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                              Warrant Certificates

                  SECTION 2.1 Form of Warrant Certificates. The Warrants will be issued (a) in global form (the "Global Warrant"), substantially in the form of Exhibit A attached hereto (including the text accompanying the footnotes thereto), and (b) in definitive form (the "Definitive Warrants"), substantially in the form of Exhibit A (excluding the text accompanying the footnotes thereto). The Global Warrant shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon; provided that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exercises, exchanges and redemptions. Any endorsement of the Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent in accordance with instructions given by the holder thereof.

                  The depository with respect to the Global Warrant (the "Depository") shall be The Depository Trust Company ("DTC") until a successor shall be appointed by the Company and become such Depository. The Global Warrant shall be registered in the name of the Depository, or the nominee of such Depository. So long as the Depository or its nominee is the registered owner of such Global Warrant it will be deemed the sole owner and holder of such Global Warrant for all purposes hereunder and under such Global Warrant. The certificates (the "Warrant Certificates") evidencing the Global Warrant and the Definitive Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto. Neither the Company nor the Warrant Agent will have any responsibility or liability for any aspects of the records relating to beneficial ownership interest of the Global Warrant in the name of the Depository or its nominee or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Warrant Certificates shall contain such legends and endorsements as the Warrant Agent may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any rule or regulation of any securities exchange on which the Warrants shall be listed, or to conform to customary usage.

                  SECTION 2.2 Execution and Delivery of Warrant Certificates. Warrant Certificates evidencing Warrants to purchase initially an aggregate of up to 625,000 Warrant Shares may be executed, on or after the Issue Date, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Agreement.

                  The Warrant Certificates shall be executed on behalf of the Company by an Officer of the Company either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned manually by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any Officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such Officer of the Company before countersignature by the Warrant Agent and issuance and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such Officer of the Company.

                  SECTION 2.3 Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity satisfactory to them and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall, subject to Section 5.1, countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Prior to the issuance of any new Warrant Certificate under this Section 2.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Section 2.3 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable under applicable law, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 2.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary, with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                                   ARTICLE III

                                 Exercise Terms

                  SECTION 3.1 Exercise Price. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one share of Common Stock for an exercise price of $120.00 per share of Common Stock (the "Exercise Price"). The Warrant Number and Exercise Price are both subject to adjustment as set forth in Article IV.

                  SECTION 3.2 Exercise Period. Subject to the terms and conditions set forth herein, the Warrants shall only be exercisable at any time or from time to time on any Business Day on or after the Issue Date (the "Exercise Date") and on or prior to June 30, 2002 (the "Expiration Date").

                  SECTION 3.3 Expiration. A Warrant shall terminate and become void as of the earlier of (i) the close of business on the Expiration Date or
(ii) the date such Warrant is exercised.

                  SECTION 3.4 Manner of Exercise. Warrants may be exercised at any time on or after the Exercise Date by surrendering the Warrant Certificates to the Warrant Agent at any office or agency maintained for that purpose, together with the form of election to purchase Common Stock on the reverse thereof duly completed and signed by the Holder thereof and paying in full the Exercise Price for each Warrant exercised and any other amounts required to be paid pursuant to

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Section 5.1 hereof. Payment of the Exercise Price (and any other required amounts) shall be made in the form of cash or a certified or official bank check payable to the order of the Company. Subject to Section 3.2, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and, in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the expiration of the Exercise Period, a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificate, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificate duly signed on behalf of the Company for such purpose.

                  SECTION 3.5 Issuance of Warrant Shares. Upon the surrender of Warrant Certificates, as set forth in Section 3.4, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Stock Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.6 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid.

                  SECTION 3.6 Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.6, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the same fraction of the Current Market Value for one share of Common Stock less the portion of the Exercise Price attributable thereto, rounded to the nearest whole cent. The Warrant Agent shall have no duty or obligation with respect to this Section 3.6 unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Section.

                  SECTION 3.7 Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the "Registrar") shall at all times until the expiration of the Exercise Period reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent. The Company will supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or

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otherwise make available any cash which may be payable as provided in Section
3.6. The Company will furnish to such Stock Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

                  The Company covenants that all shares of Common Stock that may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

                  SECTION 3.8 Cancellation. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. The Warrant Agent shall destroy canceled Warrant Certificates held by it and deliver a certificate of destruction to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of Warrant Shares through the exercise of such Warrants.

                  SECTION 3.9 Compliance with Law. (a) Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant, unless (i) the Shelf Registration Statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective, (ii) the issuance of the Warrant Shares is then registered or qualified or exempt from the registration or qualification requirements under the securities laws of the state or other jurisdiction where the exercising Holder resides, (iii) the Company has notified the Warrant Agent, which notice shall not have been withdrawn by it, that it is unable as of the Exercise Date to deliver a then current Prospectus to the exercising Holders or (iv) in the opinion of counsel addressed to the Warrant Agent an exemption from the registration requirements is available under the Securities Act for the issuance of the Warrant Shares (and the delivery of any other securities for which the Warrants may at the time be exercisable) at the time of such exercise.

                  (b) If any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor also to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.



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                                   ARTICLE IV

                             Antidilution Provisions

                  SECTION 4.1 Adjustment of Exercise Price and Warrant Number. The number of shares of Common Stock issuable upon the exercise of each Warrant (the "Warrant Number") is initially one. The Warrant Number is subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Article IV.

                  SECTION 4.2 Adjustment for Change in Capital Stock.

         If the Company:

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

                  (4) makes a distribution on Common Stock in shares of its capital stock other than Common Stock; or

                  (5) issues by reclassification of its Common Stock any shares of its capital stock (other than reclassifications arising solely as a result of a change in the par value or no par value of the Common Stock);

then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  Such adjustment shall be made successively whenever any event listed above shall occur. If the occurrence of any event listed above results in an adjustment under Section 4.3 or 4.4 below, no further adjustment shall be made under this Section 4.2.

                  SECTION 4.3 Adjustment for Rights Issue.

                  If the Company distributes (and receives no consideration therefor) any rights, options or warrants (whether or not immediately exercisable) to holders of any class of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Current Market Value per share on the record date relating to such distribution, the Warrant Number shall be adjusted in accordance with the formula:

                               W'= W x    O+N
                                       ---------
                                       O + N x P
                                           -----
                                             M

where:

                  W' =     the adjusted Warrant Number.

                  W  =     the Warrant Number immediately prior to the record
                           date for any such distribution.

                  O  =     the number of shares of Common Stock outstanding on
                           the record date for any such distribution.

                  N  =     the number of additional shares of Common Stock
                           issuable upon exercise of such rights, options or warrants.

                  P  =     the exercise price per share of such rights, options
                           or warrants.

                  M  =     the Current Market Value per share of Common Stock
                           on the record date for any such distribution.

                  The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

                  SECTION 4.4 Adjustment for Other Distributions.

                  If the Company distributes to holders of any class of its Common Stock (as such) (i) any evidences of indebtedness or preferred stock of the Company or any of its subsidiaries, (ii) any assets of the Company or any of its subsidiaries, or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company, the Warrant Number shall be adjusted in accordance with the formula:

                              W' = W x   M
                                       -----
                                       M - F

where:

                  W' =     the adjusted Warrant Number.

                  W  =     the Warrant Number immediately prior to the record
                           date mentioned below.

                  M  =     the Current Market Value per share of Common Stock
                           on the record date mentioned below.

                  F  =     the fair market value on the record date mentioned
                           below of the shares, indebtedness, assets, rights, options or warrants distributable to the holder of one share of Common Stock.

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If an adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date.

                  In the event that "F" in the above formula is greater than or equal to "M" in the above formula, then each Holder of the Warrants, notwithstanding that such Holder's Warrants have not been exercised, shall receive the distribution referred to in this Section 4.4 on the basis of the number of Warrant Shares underlying the Warrants held by each such Holder.

                  This subsection does not apply to rights, options or warrants referred to in Section 4.3.

                  SECTION 4.5 Adjustment for Common Stock Issue.

                  If the Company issues shares of Common Stock for a consideration per share less than the Current Market Value per share on the date the Company fixes the offering price of such additional shares, the Warrant Number shall be adjusted in accordance with the formula:


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



                                W' = W x  A
                                        ----
                                        0+ P
                                           -
                                           M

where:

                  W' =     the adjusted Warrant Number.

                  W  =     the Warrant Number immediately prior to any such
                           issuance.

                  O  =     the number of shares of Common Stock outstanding
                           immediately prior to the issuance of such additional shares of Common Stock.

                  P  =     the aggregate consideration received for the
                           issuance of such additional shares of Common Stock.

                  M  =     the Current Market Value per share of Common Stock
                           on the date of issuance of such additional shares.

                  A  =     the number of shares of Common Stock outstanding
                           immediately after the issuance of such additional shares of Common Stock.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This Section 4.5 does not apply to (i) any of the transactions described in Sections 4.3 and 4.4, or (ii) the exercise of the Warrants, or conversion or exchange of other securities convertible into or exchangeable for Common Stock.

                  SECTION 4.6 Adjustment for Convertible Securities Issue.

                  If the Company issues any options, warrants or other securities (other than the Company's Series A Senior Preferred Stock and Series A Junior Preferred Stock) convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in Sections
4.3 or 4.4) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Value per share on the date of issuance of such securities, the Warrant Number shall be adjusted in accordance with this formula:

                        W' = W x O + D
                                 -----
                                 O + P
                                     -
                                     M
where:

                  W' =     the adjusted Warrant Number.

                  W  =     the Warrant Number immediately prior to any such
                           issuance.

                  O  =     the number of shares of Common Stock outstanding
                           immediately prior to the issuance of such securities.

                  P  =     the sum of the aggregate consideration received for
                           the issuance of such securities and the aggregate minimum consideration receivable by the Company for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities.

                  M  =     the Current Market Value per share of Common Stock
                           on the date of issuance of such securities.

                  D  =     the maximum number of shares of Common Stock
                           deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when the conversion, exchange or exercise rights of such securities have expired or been terminated, then the adjusted Warrant Number shall promptly be readjusted to the adjusted Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. If the aggregate minimum consideration receivable by the Company for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities shall be increased by virtue of provisions therein contained or upon the arrival of a specified date or the happening of a specified event, then the Warrant Number shall promptly be readjusted to the Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of such increased minimum consideration.

                  This Section 4.6 does not apply to the issuance of the Warrants or to any of the transactions described in Section 4.3.

                  SECTION 4.7 Consideration Received.

                  For purposes of any computation respecting consideration received pursuant to Sections 4.5 and 4.6, the following shall apply:

                           (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash (without any deduction being made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith);

                           (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in good faith by the Board; and

                           (3) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

                  SECTION 4.8 When De Minimis Adjustment May Be Deferred.

                  No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least 0. 5 % in the Warrant Number. Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

                  All calculations under this Article IV shall be made to the nearest 1/100th of a share.

                  SECTION 4.9 Adjustment to Exercise Price.

                  Upon each adjustment to the Warrant Number pursuant to this
Article IV, the Exercise Price shall be adjusted so that it is equal to the Exercise Price in effect immediately prior to such adjustment multiplied by a quotient, the numerator of which is the Warrant Number in effect immediately prior to such adjustment, and the denominator of which is the Warrant Number in effect immediately after such adjustment; provided, that the Exercise Price shall not be adjusted below the lesser of $0.01 per share of Common Stock and the then par value per share of Common Stock.

                  SECTION 4.10 When No Adjustment Required.

                  If an adjustment is made upon the establishment of a record date for a distribution subject to Sections 4.2, 4.3 or 4.4 hereof and such distribution is subsequently canceled, the Warrant Number and Exercise Price then in effect shall be readjusted, effective as of the date when the Board determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed.

                  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

                  SECTION 4.11 Notice of Adjustment.

                  Whenever the Warrant Number or Exercise Price is adjusted, the Company shall provide the notices required by Section 7.4 hereof.

                  SECTION 4.12 Voluntary Reduction.

                  The Company from time to time may reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 days and if the reduction is irrevocable during the period.

                  Whenever the Exercise Price is reduced, the Company shall mail to the Holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

                  A reduction of the Exercise Price under this Section 4.12 (other than a permanent reduction) does not change or adjust the Exercise Price otherwise in effect for purposes of Sections 4.2, 4.3, 4.4, 4.5 or 4.6.

                  SECTION 4.13 Reorganizations.

                  In case of any capital reorganization, other than in the cases referred to in Sections 4.2, 4.3, 4.4, 4.5 or 4.6 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of all of the assets or substantially all of the assets of the Company (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the amount of cash, the number of shares of stock or other securities or property to which a holder of the number of shares of

Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

                  The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to the Holder(s), the obligation to deliver to each such Holder such cash, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and all other obligations and liabilities under this Agreement.

                  SECTION 4.14 Form of Warrants.

                  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                  SECTION 4.15 Other Dilutive Events.

                  In case any event shall occur as to which the provisions of this Article IV are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall make a good faith adjustment to the Exercise Price and Warrant Number into which each Warrant is exercisable in accordance with the intent of this Article IV and, shall appoint a "big five" accounting firm of independent certified public accountants (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Article IV, necessary to preserve, without dilution, the purchase rights represented by these Warrants. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the Holder of each Warrant and shall make the adjustments described therein.

                  SECTION 4.16 Miscellaneous.

                  For purpose of this Article IV the term "shares of Common Stock" shall mean (i) shares of any class of stock designated as Common Stock of the Company as of the date of this

Agreement, (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value and
(iii) shares of Common Stock of the Company issuable upon exercise of options, warrants or rights to purchase Common Stock of the Company or upon conversion or exchange of securities convertible into or exchangeable for shares of Common Stock of the Company outstanding at the date of determination. In the event that at any time, as a result of an adjustment made pursuant to this Article IV, the holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in Sections 4.2 through 4.15 of this Article IV, inclusive, and the provisions of this Agreement with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

                  SECTION 4.17 Non-applicability of Article IV.

                  The provisions of this Article IV do not apply to (i) a change solely in the par value or no par value of the Common Stock, provided that the Company shall not increase the par value to exceed the Exercise Price, (ii) the conversion or exchange (other than pursuant to a reclassification), in any case on a share-for-share basis, of Common Stock for non-voting common stock that has rights (other than voting rights) identical to the Common Stock, or of such non-voting stock for Common Stock, (iii) the issuance to employees of the Company or any of its subsidiaries of stock or stock options in an amount which, upon purchase or exercise, as the case may be, would represent in the aggregate, less than 10 % of the Company's Common Stock on a fully-diluted basis, or (iv) any exercise of Warrants.

                                    ARTICLE V

                                 Transferability

                  SECTION 5.1 Transfer and Exchange. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefit under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

                  A Holder may transfer its Warrants only by complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register. Prior to the registration of any transfer of Warrants by a Holder as provided herein, the Company, the Warrant Agent, any agent of the Company or the Warrant Agent may treat the Person in whose name the Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. Furthermore, any Holder of a Global Warrant shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the Holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in a book entry. When Warrant Certificates are presented to the Warrant Agent with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange in accordance with the provisions hereof.

                  To permit registrations of transfer and exchanges, the Company shall make available to the Warrant Agent a sufficient number of executed Warrant Certificates to effect such registrations of transfers and exchanges. No service charge shall be made to the Holder for any registration of transfer or exchange of Warrants, but the Company may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.3 and exchanges in respect of portions of Warrants not exercised and the Company may deduct such taxes or charges from any payment of money to be made and such transfer or exchange shall not be consummated and the Warrant Agent shall have no duty or obligation under this Section 5.1 or Section 2.3 unless and until the Holder shall have paid to the Company the amount of such tax or charge or shall have established to the satisfaction of the Company and the Warrant Agent that such tax or charge has been paid.

                  SECTION 5.2 Registration of Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request (i) to register the transfer of the Definitive Warrant or (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if the Warrant Agent's requirements for such transactions are met; provided, however, that the Definitive Warrants so presented have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the holder thereof or by such holder's attorney.

                  (b) Transfer of a Definitive Warrant for a Beneficial Interest in Global Warrant. A Definitive Warrant may be exchanged for a beneficial interest in the Global Warrant only upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make an endorsement on the Global Warrant to reflect an increase in the number of Warrants and Warrant Shares represented by the Global Warrant, and then the Warrant Agent shall cancel such Definitive Warrant and cause the number of Warrants and Warrant

Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant representing the appropriate number of Warrants and Warrant Shares.

                  (c) Transfer and Exchange of Global Warrant. The transfer and exchange of the Global Warrant or beneficial interests therein shall be effected through the Depository, in accordance with this Warrant Agreement and the procedures of the Depository therefor. Notwithstanding any other provisions of this Warrant Agreement, the Global Warrant may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository: provided, that if:

                           (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Warrant and a successor Depository for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

                           (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement.

then the Company shall execute and the Warrant Agent shall countersign and deliver to the Company, Definitive Warrants in an aggregate number equal to the number of Warrants evidenced by the Global Warrant, in exchange for such Global Warrant.

                  (d) Transfer of a Beneficial interest in Global Warrant for a Definitive Warrant. Upon receipt by the Warrant Agent of written transfer instructions (or such other form of instructions as is customary for the Depository) from the Depository (or its nominee) on behalf of any person having a beneficial interest in the Global Warrant, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent (the "Standing Instructions"), the number of Warrants and Warrant Shares represented by the Global Warrant to be reduced and, following such reduction, the Company shall execute and the Warrant Agent shall countersign and deliver to the transferee, as the case may be, a Definitive Warrant. Definitive Warrants issued in exchange for a beneficial interest in the Global Warrant shall be registered in such names and in such authorized denominations as the Depository shall instruct the Warrant Agent.

                  (e) Cancellation and/or Adjustment of Global Warrant. At such time as all beneficial interests in the Global Warrant have either been exchanged for Definitive Warrants, exercised or canceled, the Global Warrant shall be returned to or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in the Global Warrant is exchanged for Definitive Warrants, exercised or canceled, the number of Warrants and Warrant Shares represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant by the Warrant Agent to reflect such reduction.

                  SECTION 5.3 Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange, exercise or repurchase of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article V in case of an exchange or in Article III hereof in case of the exercise or repurchase of less than all the Warrants represented thereby or in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such canceled Warrant Certificates as the Company may direct in writing.

                                   ARTICLE VI

                                  Warrant Agent

                  SECTION 6.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

                  SECTION 6.2 Rights and Duties of Warrant Agent.

                  (a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                  (b) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel. Reasonable fees and expenses of such counsel shall be paid by the Company.

                  (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document believed by it to be genuine and to have been presented or signed by the proper parties.

                  (d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may cause it to incur any expense or liability for which it does not receive indemnity. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof). The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

                  (e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the Warrant Number or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article IV, or to comply with any of the covenants of the Company contained in Article IV.

                  SECTION 6.3 Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, member, Affiliate, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  SECTION 6.4 Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates (all such statements being deemed to have been made by the Company only) other than its countersignature thereon.

                  SECTION 6.5 Compensation and Indemnity. The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent's agents and counsel, in connection with the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Warrant Agent for and hold it harmless against any loss, liability damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including reasonable agents' and attorneys' fees and expenses) incurred by it without gross negligence or bad faith on its part for any action taken, suffered or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the termination of this Agreement and the termination and the expiration of the Warrants. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The Warrant Agent shall notify the Company promptly of any claim for which it seeks indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence or bad faith. The Company's payment obligations pursuant to this
Section 6.5 shall survive the termination of this Agreement. The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction). Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Warrant Agent has been advised of the possibility of such loss or damage. Any liability of the Warrant Agent under this Agreement shall be limited to the amount of fees paid by the Company to the Warrant Agent.

                  To secure the Company's payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Warrant Holders on all money or property held or collected by the Warrant Agent.

                  Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an Officer and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent, and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Officer, and to apply to any Officer for advice or instructions in connection with its duties hereunder, and such advice or instructions shall be full authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the instructions of any Officer or for any delay in acting while waiting for such instructions.

                  The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence or willful misconduct in the selection and continued employment thereof.

                  No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured it.

                  SECTION 6.6 Successor Warrant Agent.

                  (a) The Company To Provide Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                  (b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 30 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 6.6 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent and the acceptance of such appointment by such successor Warrant Agent.

                  (c) The Company To Appoint Successor. In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up of or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent (or, in the absence of such appointment within 60 days after the notice of resignation or removal, either party hereto may petition the appointment of a successor by a court of competent jurisdiction.) Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of
(i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Holders in the manner provided for in Section 7.4 hereof. However, failure to give any notice provided for in this clause (c) or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

                  (d) Successor Expressly To Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                  (e) Successor by Merger. Any Person into which the Warrant Agent hereunder may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any Person to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its shareholder services business; provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VII

                                  Miscellaneous

                  SECTION 7.1 Persons Benefitting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this agreement or any part hereof.

                  SECTION 7.2 Rights of Holders. Except as expressly contemplated herein, holders of unexercised Warrants are not entitled (i) to receive dividends or other distributions, (ii) to receive notice of or vote at any meeting of the stockholders, (iii) to consent to any action of the stockholders, (iv) to exercise any preemptive right or to receive notice of any other proceedings of the Company or (v) to exercise any other rights whatsoever as stockholders of the Company.

                  SECTION 7.3 Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that the Company determines, and the Warrant Agent may rely on such determination, that such action shall not affect adversely the rights of the Holders. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in Article IV as of the Issue Date of the Warrants). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

                  SECTION 7.4 Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

         if to the Company:

                           TransTexas Gas Corporation
                           1300 North Sam Houston Parkway East
                           Suite 310
                           Houston, Texas 77032-2949
                           Attention:  Ed Donahue
                                 Vice President

         with a copy to:

                           Gardere & Wynne, L.L.P.
                           3000 Thanksgiving Tower
                           Dallas, Texas 75201
                           Attention:  C. Robert Butterfield

         if to the Warrant Agent:

                           ChaseMellon Shareholder Services, L.L.C.
                           2323 Bryan Street
                           Dallas, Texas   75201
                           Attention: Mona Vorhees

         with a copy to:

                           ChaseMellon Shareholder Services, L.L.C.
                           85 Challenger Road, Overpeck Centre
                           Ridgefield Park, NJ   07660
                           Attention: General Counsel

                  The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the register in which the Company shall provide for the registration of Warrants and Warrant Shares and of transfers and exchanges of Warrants and Warrant Shares and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 7.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  SECTION 7.6 Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

                  SECTION 7.7 Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

                  SECTION 7.8 Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 7.9 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                  SECTION 7.10 Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                            TRANSTEXAS GAS CORPORATION



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            CHASEMELLON SHAREHOLDER SERVICES,
                                            L.L.C., as Warrant Agent


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A



                      [FORM OF FACE OF WARRANT CERTIFICATE]


No. [   ]                                          Certificate for ____ Warrants


                  [Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any such nominee to a successor depository or a nominee of such successor depository. The Depository Trust Company ("DTC") (55 Water Street, New York, New York) shall act as the depository until a successor shall be appointed by the Company and the Warrant Agent. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*










* To be included only if the Warrant is in global form.

                      WARRANTS TO PURCHASE COMMON STOCK OF
                           TRANSTEXAS GAS CORPORATION


                  THIS CERTIFIES THAT, [ ], or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from TransTexas Gas Corporation, a Delaware corporation (the "Company"), initially one share of Class A Common Stock, $0.01 par value, of the Company (the "Common Stock") at the per share exercise price of $120.00 (the "Exercise Price"). This Warrant Certificate shall terminate and become void as of the close of business on June 30, 2002 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares purchasable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

                  This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of March 15, 2000 (the "Warrant Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C. (the "Warrant Agent," which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at 2323 Bryan Street, Suite 2300, Dallas, Texas 75201, attention of Mona Vorhees.

                  Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by presentation of this Warrant Certificate.

                  As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time or from time to time on any Business Day; provided, however, that no Warrant shall be exercisable after June 30, 2002.

                  The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 5.1 of the Warrant Agreement but not with respect to the exercise of the Warrants or the Warrant Shares.

                  Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent designated for such purpose by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Market Price for one Warrant Share on the trading day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

                  All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable.

                  The Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

                  The Warrants do not entitle any holder hereof to any of the rights of a stockholder of the Company.

                  This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


                                            TRANSTEXAS GAS CORPORATION



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

Attest:



-----------------------------------
Secretary


DATED:

Countersigned:

ChaseMellon Shareholder Services, L.L.C., as Warrant Agent



By:
   --------------------------------
   Authorized Signatory

                  SCHEDULE Of EXCHANGES OF DEFINITIVE WARRANTS*


The following exchanges of a part of this Global Warrant for Definitive Warrants have been made:



                              Amount of                     Number of
                              increase/                     Warrants in this
                              decrease in Number            Global Warrant                Signature of
                              of Warrants in                following such                authorized officer
Date of Exchange              this Global Warrant           increase/ decrease            of Warrant Agent













--------
*To be included only if the Warrant is in global form.